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                                                                EXHIBIT 99(a)(5)

       OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                      INNOVATIVE VALVE TECHNOLOGIES, INC.
                                       AT

                              $1.62 NET PER SHARE
                                       BY

                         FORREST ACQUISITION SUB, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF

                             FLOWSERVE CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON TUESDAY, DECEMBER 21, 1999,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated November 22, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, together constitute the "Offer"), relating to an offer by Forrest Acquisition Sub, Inc. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of Flowserve Corporation, a New York corporation, to purchase all outstanding shares of the common stock, par value $.001 per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights," and together with the Common Stock, the "Shares") of Innovative Valve Technologies, Inc., a Delaware corporation (the "Company"), at a purchase price of $1.62 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

          1. The tender price is $1.62 per Share, net to you in cash.

          2. The Offer is being made for all Shares.

          3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, December 21, 1999, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn that number of Shares representing a majority of the Company's outstanding Common Stock on a fully diluted basis on the date of purchase.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.
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     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD
YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER
YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated November 22, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, together constitute the "Offer") relating to the Offer by Forrest Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Flowserve Corporation, a New York corporation, to purchase all outstanding shares of common stock, $.001 par value per share (the "Common Stock"), including the associated preferred share purchase rights (the "Rights," and together with the Common Stock, the "Shares"), of Innovative Valve Technologies, Inc., a Delaware corporation.

     You are instructed to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:
------------------------ shares

Account Number:
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Date:
------------------,
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                                   SIGN HERE

SIGNATURE(S):
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PRINT NAME(S):
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PRINT ADDRESS(ES):
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AREA CODE AND TELEPHONE NO.
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TAXPAYER ID NO. OR SOCIAL SECURITY NO.:
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UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN A SIGNED SCHEDULE ATTACHED
HERETO, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR SHARES.

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